Exhibit 99.1

News Release

EDITORIAL CONTACT:	INVESTOR CONTACTS:
Dave Kroll	Mike Haase
(408) 749-3310	(408) 749-3124
dave.kroll@amd.com	mike.haase@amd.com

Irmina Blaszczyk
(408) 749-3398
irmina.blaszczyk@amd.com

AMD Reports Fourth Quarter and Annual Results

– Fourth Quarter Microprocessor Unit Shipments Set New Record,

Increasing 26 Percent Year-Over-Year and 19 Percent Sequentially –

– Fourth Quarter Mobile Processor Revenue Increased 85 Percent

Year-Over-Year and 41 Percent Sequentially–

SUNNYVALE, Calif.— Jan. 23, 2007 — AMD (NYSE: AMD) today reported financial results for the quarter ended December 31, 2006. As a result of AMD’s acquisition of ATI, fourth quarter financial results include the results of the former ATI operations1 beginning October 25, 2006. Because comparison of fourth quarter consolidated financial results to previous periods do not correlate directly, AMD has provided non-GAAP financial measures for AMD’s historical business (pre-acquisition AMD). Management believes this non-GAAP presentation will aid investors by presenting current and historical results in a form that makes it easier to compare current period results with historical results.

AMD reported fourth quarter 2006 revenue of $1.77 billion, an operating loss of $527 million, and a net loss of $574 million, or $1.08 per share. These results include acquisition-related and integration charges of $550 million, or $1.04 per share, and $27 million of employee stock-based compensation expense, or $0.05 per share.

[1]	Former ATI operations include the Graphics and Chipsets, and Consumer Electronics segments.

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“We believe we once again gained microprocessor unit share in the quarter, as we did in the year, by continuing to execute against our customer acquisition strategy and our product, technology and manufacturing plans,” said Robert J. Rivet, AMD’s chief financial officer.

				Change
($M except percentages)	Q4-06	Q3-06	Q4-05[2]	Q4-06 vs Q3-06	Q4-06 vs Q4-05
Revenue
Pre-acquisition AMD	$1,374	$1,328	$1,351	3%	2%
Former ATI operations	398	NA	NA
AMD	1,773	1,328	1,351	34%	31%

Operating Income (Loss)
Pre-acquisition AMD	63	142	272	(56)%	(77)%
Former ATI operations	(13)	NA	NA
Non-GAAP AMD	50	142	272	(65)%	(82)%
Acquisition-related and integration charges	550	6	NA
Stock-based compensation expense	27	17	4
GAAP Operating income (loss)	$(527)	$119	$268

Excluding the former ATI operations, acquisition-related and integration charges, and employee stock-based compensation expense, AMD reported fourth quarter revenue of $1.37 billion and operating income of $63 million compared with revenue of $1.35 billion and operating income of $272 million for the fourth quarter of 20052. Comparable third quarter 2006 revenue was $1.33 billion and operating income was $142 million.

($M except percentages)	2006	2005[2]	% Change
Revenue
Pre-acquisition AMD	$5,251	$3,935	33%
Former ATI operations	398	NA
AMD	5,649	3,935	44%

Operating Income (Loss)
Pre-acquisition AMD	600	548	9%
Former ATI operations	(13)	NA
Non-GAAP AMD	587	548	7%
Acquisition-related and integration charges	557	NA
Stock-based compensation expense	77	5
GAAP Operating income (loss)	$(47)	$543

AMD revenue increased 33 percent to $5.25 billion and operating income increased 9 percent to $600 million for the year ended December 31, 2006,

[2]	As a result of Spansion Inc.’s initial public offering (IPO) in December 2005, financial results for periods in 2006 compared to periods in 2005 do not correlate directly. In this press release, all references to and comparisons with periods in 2005 exclude the results of the company’s former Memory Products segment.

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excluding the former ATI operations, acquisition-related and integration charges, and employee stock-based compensation expense. This compares with revenue of $3.94 billion and operating income of $548 million for the year ended December 25, 20052.

($M except percentages)	Q4-06	Q3-06	Q4-05[2]
Gross Margins
GAAP Gross margin	$641	$682	774
GAAP Gross margin %	36%	51%	57%
Acquisition-related charges	62	NA	NA
Stock-based compensation expense	2	2	0
Non-GAAP Gross margin	$705	$684	774
Non-GAAP Gross margin %	40%	52%	57%

Fourth quarter 2006 gross margin was 40 percent, excluding acquisition-related charges and stock-based compensation expense for the applicable periods, compared to 52 percent in the third quarter of 2006 and 57 percent in the fourth quarter of 20052. The decrease from the prior quarter was due largely to significantly lower server processor average selling prices (ASPs) and the inclusion of the former ATI operations.

Computation Products

Fourth quarter microprocessor unit shipments grew 26 percent year-over-year and 19 percent sequentially as customers continued leveraging AMD solutions to provide greater choice to the market.

Fourth quarter demand for AMD mobile processors was especially strong, resulting in record unit shipments and revenue. Mobile processor unit shipments and revenue both increased 41 percent quarter-over-quarter. Year-over-year, mobile processor unit shipments increased 76 percent and revenue increased 85 percent. Desktop processor revenue was also strong in the quarter, led by demand for

AMD Athlon™ 64 X2 dual-core processors. Overall server processor unit shipments were essentially flat compared to the third quarter and ASPs were down significantly.

AMD commenced first revenue shipments of 65nm processors in December as planned.

Graphics and Chipsets, and Consumer Electronics Segments

Revenue from Graphics and Chipsets, and Consumer Electronics segments for the period beginning October 25, 2006, was $398 million. Solid demand for chipsets contributed to Graphics and Chipsets segment revenue of $278 million. Revenue of $120 million for the Consumer Electronics segment was driven by demand for handheld products and game console royalties.

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Additional Highlights

•	AMD’s acquisition of ATI closed on October 24, joining two industry leading technology companies to create a processing powerhouse.

•	AMD demonstrated its next-generation processor code-named “Barcelona”, the industry’s first native quad-core x86 server processor, in a four-socket system running 64-bit Windows® Server 2003. “Barcelona” will deliver significant architectural and performance-per-watt enhancements inside a consistent thermal envelope.

•	Customers continued to expand the number of AMD-based solutions targeting the commercial market, including:

•	Dell launched two new servers powered by AMD Opteron processors and its first AMD-based commercial client desktop and notebook systems.

•	Sun announced three Sun Fire X4000 servers.

•	IBM introduced its first AMD-based 1P tower server, the IBM System x3105.

•	HP expanded its portfolio of AMD-based servers and blades for the datacenter with the addition of the 1U 2-socket HP ProLiant DL365 server and the 4-socket ProLiant BL685c server blade. HP also introduced the HP dx2255 and dx2250 commercial desktops.

•	Gateway became the latest global computer manufacturer to offer AMD Opteron-based servers, debuting three new rack mount servers.

•	Samsung introduced the DB-V60 commercial desktop in Korea.

•	AMD continues to be a technology partner of choice for an increasing number of enterprises. M&T Bank, ServiceMaster, Sutter Health, and Wyeth Pharmaceuticals, among others, joined the growing ranks of enterprise customers adopting AMD64 technology.

•	AMD Opteron processor-based systems remained the fastest growing platform on the TOP500 Supercomputing list. There are 113 AMD Opteron processor-based systems on the list, including three of the top 10, as reported by the TOP500 Organization.

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•	Nintendo launched the Wii, featuring an ATI graphics processor code-named “Hollywood”, helping to enable a next-generation gaming experience for the innovative new gaming console.

•	AMD’s industry-leading Imageon™ family of media processors from ATI for handsets continued to gain momentum in the quarter with more than ten new phone introductions from Motorola, Panasonic Mobile Communications, HTC, O2, Vodaphone, Cingular, Softbank, DoComo, and Chungwa Telecom. New devices include RIZR Z3, the SLVR L7e, Palm Treo 750v, and several Windows Mobile 5.0 based devices launched by global carriers.

•	AMD brought multi-GPU technology to the masses with the introduction of the ATI Radeon™ X1650 XT featuring CrossFire™ technology. With its incredible image quality and strong performance, the ATI Radeon X1650 XT delivers enthusiast-class features at a mainstream price point.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

In a seasonally down first quarter, AMD expects revenue to be in the range of $1.6 to $1.7 billion.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss fourth quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

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Cautionary Statement

This release contains forward-looking statements concerning revenue for the first quarter of 2007 and anticipated product functionality, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current revenue plans; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the first quarter of 2007 and beyond; the company will not achieve its current product and technology introduction schedules; the company will require additional capital and will not be able to raise sufficient capital, on favorable terms or at all; the company will not be able to obtain sufficient manufacturing capacity or components to meet demand for its products; solutions providers will not provide the infrastructure to support the company’s AMD64 technology in a timely fashion; competitors, customers and suppliers of AMD may take actions that will negate the anticipated benefits of AMD’s acquisition of ATI; revenue, cost savings, growth prospects and other synergies expected from the acquisition of ATI will not be fully realized or will take longer to realize than expected; the acquisition will not be accretive in the timeframe expected; there will be delays associated with integrating the companies; and unfavorable results of operations of Spansion will adversely impact the company’s results of operations. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on From 10-K for the year ended December 25, 2005 and AMD’s quarterly report on Form 10-Q for the quarter ended October 1, 2006.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron and combinations thereof, and ATI and the ATI logo, and Imageon, Radeon and Crossfire are trademarks of Advanced Micro Devices, Inc. Other names used are for identification purposes only and may be trademarks of their respective owners.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts)

	Quarter Ended			Year Ended
	Dec. 31, 2006 (Unaudited)	Oct. 1, 2006 (Unaudited)	Dec. 25, 2005 (Unaudited)	Dec. 31, 2006 (Unaudited)	Dec. 25, 2005*

Net revenue	$1,773	$1,328	$1,838	$5,649	$5,848
Cost of sales	1,132	645	986	2,857	3,456

Gross margin	641	682	852	2,792	2,392
Gross margin %	36.1%	51.4%	46.4%	49.4%	40.9%
Research and development	385	277	329	1,205	1,144
Marketing, general and administrative	294	280	317	1,140	1,016
In-process research and development	416	—	—	416	—
Amortization of acquired intangible assets and integration charges	72	6	—	79	—

Operating income (loss)	(527)	119	206	(47)	232
Interest income	21	31	14	116	37
Interest expense	(67)	(18)	(24)	(126)	(105)
Other income (expense), net	(0)	(2)	(13)	(14)	(24)

Income (loss) before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(573)	131	182	(71)	140
Minority interest of consolidated subsidiaries	(7)	(7)	19	(28)	125
Equity in net loss of Spansion Inc. and other	(4)	(10)	(107)	(45)	(107)
Provision (benefit) for income taxes	(10)	(21)	(1)	23	(7)

Net income (loss)	$(574)	$134	$96	$(166)	$165

Net income (loss) per common share
Basic	$(1.08)	$0.28	$0.23	$(0.34)	$0.41
Diluted	$(1.08)	$0.27	$0.21	$(0.34)	$0.40

Shares used in per share calculation
Basic	531	486	412	492	400
Diluted	531	497	452	492	441

Note: Figures may not foot due to rounding

*	Derived from the December 25, 2005 audited financial statements of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 31, 2006 (Unaudited)	Oct. 1, 2006 (Unaudited)	Dec. 25, 2005*

Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,541	$2,357	$1,795
Accounts receivable, net	1,141	688	806
Inventories	814	466	389
Prepaid expenses and other current assets	443	326	477
Deferred income taxes	25	75	93

Total current assets	3,965	3,912	3,559

Property, plant and equipment, net	3,985	3,404	2,701
Goodwill	3,217	—	—
Net investment in Spansion Inc.	371	671	721
Acquired intangible assets, net	1,207	—	—
Other assets	401	392	307

Total Assets	$13,147	$8,379	$7,288

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	1,338	901	856
Accrued compensation and benefits	177	147	227
Accrued liabilities	715	473	389
Income taxes payable	78	18	3
Deferred income on shipments to distributors	170	116	142
Current portion of long-term debt and capital lease obligations	125	45	43
Other current liabilities	249	192	162

Total current liabilities	2,851	1,892	1,822

Deferred income taxes	31	76	93
Long-term debt and capital lease obligations	3,672	644	1,327
Other long-term liabilities	517	482	459
Minority interest in consolidated subsidiaries	290	272	235

Stockholders’ equity:
Capital stock:
Common stock, par value	5	5	4
Capital in excess of par value	5,316	3,959	2,710
Retained earnings	308	882	474
Accumulated other comprehensive income	156	167	164

Total stockholders’ equity	5,786	5,012	3,352

Total Liabilities and Stockholders’ Equity	$13,147	$8,379	$7,288

*	Derived from the December 25, 2005 audited financial statements of Advanced Micro Devices, Inc.

Note: Figures may not foot due to rounding

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Year Ended
	Dec. 31, 2006	Oct. 1, 2006	Dec. 25, 2005	Dec. 31, 2006	Dec. 25, 2005

Segment Information (1)

Computation Products (2)
Net revenue	$1,344	$1,290	$1,307	$5,104	$3,793
Operating income (loss)	$72	$168	$305	$706	$641

Embedded Products (3)
Net revenue	30	38	41	149	136
Operating income (loss)	0	(1)	(15)	(18)	(55)

Subtotal
Net revenue	1,373	1,327	1,348	5,253	3,929
Operating income (loss)	73	167	291	688	586

Graphics and Chipsets (4)
Net revenue	278	—	—	278	—
Operating income (loss)	(33)	—	—	(33)	—

Consumer Electronics (5)
Net revenue	120	—	—	120	—
Operating income (loss)	20	—	—	20	—

Subtotal (Former ATI operations)
Net revenue	398	—	—	398	—
Operating income (loss)	(13)	—	—	(13)	—

All Other (6)
Net revenue	1	0	3	(3)	6
Operating income (loss)	(587)	(48)	(22)	(723)	(43)

Subtotal (excluding Memory Products segment)
Net revenue	1,773	1,328	1,351	5,649	3,935
Operating income (loss)	(527)	119	268	(47)	543

Memory Products (7)
Net revenue	—	—	487	—	1,913
Operating income (loss)	—	—	(62)	—	(311)

Total AMD
Net revenue	$1,773	$1,328	$1,838	$5,649	$5,848
Operating income (loss)	$(527)	$119	$206	$(47)	$232

Other Data (AMD excluding Memory Products segment)

Research and development expenses	$385	$277	$256	$1,205	$854

Marketing, general and administrative expenses	$294	$280	$250	$1,140	$808

Depreciation & amortization (excluding amortization of acquired intangible assets)	$223	$200	$153	$790	$668

Amortization of acquired intangible assets	$47	—	—	$47	—

Capital additions	$666	$425	$250	$1,856	$1,109

Headcount	16,464	11,609	9,860	16,464	9,860

International revenue %	65.7%	70.9%	70.0%	68.8%	70.4%

Adjusted EBITDA (8)	$170	$331	$396	$1,236	$1,483

SEE FOOTNOTES ON NEXT PAGE

Note: Figures may not foot due to rounding

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA FOOTNOTES

(Unaudited)

(Millions)

(1)	Starting in Q406, the Company no longer allocates employee stock-based compensation and profit sharing expenses to its segments. These expenses are recorded in the All Other category. Prior period information has been restated to conform to current period presentation.

(2)	Computation Products segment includes PC processors and pre-acquisition AMD chipset products and related revenue.

(3)	Embedded Products segment includes embedded processors and products and related revenue for global commercial and consumer markets.

(4)	Graphics and Chipsets, formerly known as the ATI PC segment, includes 3D graphics, video and multimedia products, and former ATI chipsets developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers and related revenue.

(5)	Consumer Electronics, formerly known as the ATI Consumer segment, includes products and revenue related to mobile phones, PDAs, digital televisions, and consumer electronics.

(6)	The All Other category includes employee stock-based compensation expense, profit sharing expense, certain operating expenses and credits that are not allocated to the operating segments and Personal Internet Communicator (PIC) products. Also included in this category are the ATI acquisition-related and integration charges incurred in Q406 and Q306. Details of the ATI acquisition-related and integration charges and employee stock-based compensation expense are shown below.

ATI acquisition-related and integration charges:
	Q406	Q306	FY06
Amortization of acquired intangible assets	$47	$—	$47
Integration charges	25	6	$31

Subtotal	72	6	79
In-process research and development	416	—	$416
Cost of fair value adjustment of acquired inventory	62	—	$62

Total	$550	$6	$557

Employee stock-based compensation expense:
	Q406	Q306	Q405	FY06	FY05
Cost of sales	$2	$2	$—	$8	$—
Research and development	13	6	—	30	—
Marketing, general and administrative	12	8	4	39	5

	$27	$17	$4	$77	$5

(7)	Memory Products segment included Flash memory products of AMD and Spansion. Spansion closed its IPO on Dec 21, 2005. Since that time, AMD uses the equity method of accounting to reflect its proportionate share of Spansion’s net income (loss). For Q406, the Consolidated Statements of Operations line item “Equity in net loss of Spansion Inc. and other” includes the Company’s share of Spansion Inc.’s operating results and other items related to the Company’s investment in Spansion, which are preliminary and subject to change.

(8)	Reconciliation of Net income (loss) to Adjusted EBITDA*

	Q406	Q306	Q405	FY06	FY05
Net income (loss)	$(574)	$134	$96	$(166)	$165
Depreciation and amortization	223	200	277	790	1,219
In-process research and development	416	—	—	416	—
Amortization of acquired intangible assets	47	—	—	47	—
Interest expense	67	18	24	126	105
Provision (benefit) for income taxes	(10)	(21)	(1)	23	(7)

Adjusted EBITDA	$170	$331	$396	$1,236	$1,483

*	Starting in Q406, the Company defines Adjusted EBITDA as net income (loss) adjusted for interest expense, tax, depreciation and amortization, amortization of acquired intangible assets, and in-process research and development.

Note: Figures may not foot due to rounding